Exhibit 99.1
THE SECURITIES TO BE ISSUED PER THE TERMS OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, UNLESS EITHER THE SAID SECURITIES HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. IF THE SAID SECURITIES ARE TO BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT, THE ISSUER MAY, AT ISSUER’S SOLE COST AND EXPENSE, REQUIRE WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR SAID ISSUER, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE SAID ACT OR APPLICABLE STATE SECURITIES LAW.
STOCK PURCHASE AGREEMENT
     This Agreement is made this 21st day of December, 2007, by and among SYNERGY BRANDS INC., a Delaware corporation with offices at 223 Underhill Blvd., Syosset, NY 11791, (hereinafter referred to as the “Purchaser”), and MILFAM I L.P., a Georgia Limited Partnership, whose address is 4550 Gordon Drive, Naples, Florida 34102(hereinafter referred to as the “Seller”), and provides for the Purchaser to acquire any and all of the Seller’s right, title and interest in, to and under that certain common stock purchase warrant (the “Warrant”) to acquire up to fifteen percent (15%) of the shares of common stock, $0.001 par value (the “Company Common Stock”) on a fully diluted basis, of QUALITY FOOD BRANDS Inc., a Nevada Corporation, (hereinafter referred to as the “Company”), with offices at 317 Front Street, Monroe, Michigan 48161, owned by Seller.
     WHEREAS, Purchaser is a publicly traded and Securities and Exchange Commission (“SEC”) reporting company, and, presently, through its wholly owned subsidiary, PHS Group Inc., a Pennsylvania corporation, owns a majority of the presently outstanding Company Common Stock and historically has had and continues to have a significant participation in the Company’s business but does not presently own a sufficient stock interest in the Company to consolidate with the Company for financial reporting purposes, but such reporting consolidation could be accomplished through the purchase the Warrant and such is the designed purpose of this agreement; and
     WHEREAS, the Seller owns the Warrant referenced above consisting of a right to purchase up to fifteen percent (15%), on a fully diluted basis, of Company Common Stock and, upon request of Purchaser, Seller has offered to sell to Purchaser and Purchaser has expressed an interest in buying all of Seller’s interest in the Warrant; and
     WHEREAS, the Purchaser desires to acquire, on the terms and subject to the conditions reflected below, the Warrant, to seek consolidation with the Company for financial reporting purposes; and
     WHEREAS, the Seller believes that it is desirable and in the best interests of the Seller and the Company that it sell the Warrant to the Purchaser;
     NOW, THEREFORE, the Parties to this Agreement do hereby agree as follows:
ARTICLE I
THE TRANSACTION
     1.1 The Transaction. Subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, the Seller shall sell, transfer, convey and assign to the Purchaser, by instruments reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall acquire from the Seller, the Warrant in exchange for the Consideration (as hereinafter defined) (such securities transaction hereinafter being referred to as the “Transaction”) thereby assisting the Company to becoming a consolidated reporting subsidiary of Purchaser.
     1.2 Consideration. The Consideration shall be the due and valid issuance to the Seller of four hundred and eighty thousand shares (480,000) (the “Consideration Shares”) of the Purchaser’s authorized but not yet issued common stock, $0.001 par value (the “Purchaser Common Stock”) issuable through authorization to be given to the Purchaser’s transfer agent to issue the Consideration Shares with restrictive legend which authorization shall be provided contemporaneously with the Purchaser’s receipt of the Warrant duly assigned to the Purchaser. By signing this Agreement Purchaser, Synergy Brands Inc., acknowledges and accepts such plan of possible stock issuance and confirms the value likely to be derived by said company from the Transaction being consummated which Transaction is designed to directly benefit Purchaser and its wholly owned above referenced subsidiary, PHS Group Inc., through, among other benefits, the combined disclosure of their financial results of operations with that of the Company. The obligation of the Seller to enter into this Transaction is subject to the issuance and delivery of a stock certificate, registered in the name of the Seller (the “Certificate”), representing the Consideration Shares.
     1.3 Closing. The issuance and transfer of the securities as provided herein shall be consummated within 5 days of the date of this Agreement (which may be accomplished by mail) and shall be conditioned upon all parties hereto having fulfilled all covenants and responsibilities stated as applicable to them herein. The date upon which the Seller receives the Certificate representing the Consideration Shares shall be referred to herein as the “Closing Date.” The parties hereto represent that the number of

Consideration Shares to be issued to Seller has been determined at arm’s length with no guaranty as to marketability or value.
ARTICLE II
REPRESENTATIONS AND
WARRANTIES OF PURCHASER
     Purchaser hereby represents and warrants to the Seller (which representations and warranties shall be confirmed as of the Closing Date):
     2.1 Authority Relative to this Agreement.
          (a) The Purchaser has the power and authority to enter into and to perform this Agreement in its name and has received the requisite approval of its Board of Directors and otherwise understands there to be no necessity of any other third party approval, including governmental. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes a valid and binding Agreement of the Purchaser, enforceable in accordance with its terms.
          (b) The Consideration Shares have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Purchaser. The issuance and delivery of the Consideration Shares are not subject to any preemptive right of shareholders of the Purchaser or to any right of first refusal or other right in favor of any person. When issued in accordance with this Agreement, the Consideration Shares will be duly authorized, validly issued, fully paid and nonassesable.
     2.2 Absence of Breach. The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations hereunder do not (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or By-Laws of the Purchaser and all other applicable organizational and operational prerequisites; (2) contravene any law, rule or regulation known to Purchaser of any State or Commonwealth or of the United States, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instruments to which Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (4) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.
     2.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transaction or any related transaction of Purchaser based upon any agreements, written or oral, made by or on behalf of Purchaser.
     2.4 Investment Intent. Purchaser is acquiring the Warrant for its own account without a view to the sale or other public distribution thereof. The Company is an indirect majority owned subsidiary of the Purchaser and the Purchaser is acquiring the Warrant to, among other benefits, allow the consolidated disclosure of the Purchaser’s financial results with the financial results of operations with that of the Company (as one of the consolidated subsidiaries of the Purchaser).
     2.5 Current in Reporting. Purchaser is an SEC Exchange Act and NASDAQ listed reporting public company current in its reporting obligations and in good standing to the best of its knowledge with those and all other applicable regulatory authorities.
     2.6 Authorized Capital Stock. The authorized capital stock of the Purchaser consists of shares of Purchaser Common Stock. As of the date of this Agreement, 9,913,700 shares of Purchaser Common Stock were validly issued and outstanding, fully paid and nonassessable. Except as disclosed in SEC Reports (as defined below), there are no options, warrants and convertible securities of the Purchaser, and any other rights to acquire securities of the Purchaser. All outstanding securities of the Parent Company are validly issued, fully paid and nonassessable.
     2.7 Issuance of the Consideration Shares. Assuming the accuracy of the representations and warranties of the Seller contained in this Agreement, the offer and issuance of the Consideration Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable federal and state securities laws.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER
     The Seller represents and warrants to the Purchaser as follows, (which representations and warranties shall be confirmed as of the Closing Date):
     3.1 Organization and Qualification. The Seller, if being an entity, is an entity duly organized, validly existing, and in good standing under the laws of its State of domicile and otherwise is in good standing with the requisite power and authority to enter into and to perform this Agreement.
     3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding Agreement of the Seller enforceable in accordance with its terms. The Seller, has all requisite corporate power and/or other authority as necessary to enter into this Agreement and to carry out the Transaction contemplated hereby, and their doing so has been duly and sufficiently authorized.
     3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Seller of their obligations hereunder, do not (1) conflict with or result in a breach of any of the applicable organizational documents of the Seller; (2) contravene any law, ordinance, rule or regulation of any State or Commonwealth or political subdivision of either; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller is a party; or (4) require the authorization, consent, approval, or license of any third party, governmental or otherwise.
     3.4 Investment Representations.
     a) The Consideration Shares to be issued to Seller hereunder have not been registered under the Securities Act of 1933, as amended (the “Act”), and are not freely tradeable. The Consideration Shares must be held indefinitely unless the shares are sold pursuant to an effective registration statement under the Act or pursuant to an available exemption from the registration requirement of the Act.
     b) The Purchaser has no obligation to Seller to register for resale any of the Consideration Shares.
     c) The Consideration Shares are being acquired for investment for Seller’s own account and not with a view to s distribution thereof in violation of the Act.
     d) A legend in substantially the following form shall be affixed to the certificates evidencing the Consideration Shares:
The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the securities have been registered under said Act or an exemption from such registration requirement is available. If the securities are to be sold or transferred pursuant to an exemption from the registration requirement, the issuer may, at issuer’s sole cost and expense, require a written opinion of counsel, reasonably satisfactory to counsel for the issuer, to the effect that registration is not required and that such transfer will not violate said Act or applicable State securities law.
     3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transaction or any related transaction of Seller based upon any agreements, written or oral, made by or on behalf of Seller.
ARTICLE VI
COVENANTS OF PURCHASER
     4.1 Affirmative Covenants. From the date hereof through the Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and that the covenants and agreements of the Seller in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.
     4.2 Cooperation. The Purchaser shall cooperate with the Seller and its counsel, accountants and agents in every way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by Counsel to the Seller.
     4.3 Expenses. The parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing and delivering this Agreement and consummating the Transaction.
     4.4 Publicity. Prior to the Closing any written news releases or other public disclosure by the Purchaser and/or the Company pertaining to this Agreement or the Transaction shall be submitted to the Seller for review and approval prior to release by the Purchaser and/or the Company, and shall be released only in a form approved by the Seller, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of releases and as to reporting, and/or other disclosure required under applicable SEC, NASDAQ and/or other applicable governmental and/or other regulatory compliance mandates by the Purchaser if prior review and approval would prevent the timely and accurate dissemination of such release as required to comply, in the judgment of Purchaser’s counsel, with any applicable law, rule or policy and as to reporting, and/or other disclosure required under applicable SEC, NASDAQ and/or other applicable governmental and/or other regulatory compliance mandates.
     4.5 Current Reporting. Purchaser shall remain current through the Closing on all of its regulatory reporting obligations.
     4.6 Reissuance of Consideration Shares. Purchaser agrees to reissue certificates representing the Consideration Shares without the legends set forth above at such time as: (a) the holder thereof is permitted to dispose of such Consideration Shares pursuant to Rule 144(k) under the Securities Act; or (b) upon resale subject to an effective registration statement after such Consideration Shares are registered under the Securities Act. The Purchaser agrees to cooperate with the Seller in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions deemed reasonably necessary by the Seller to allow such resales provided the Purchaser and its counsel receive reasonably requested representations from the selling Seller and broker, if any, and the Purchaser and its counsel are reasonably satisfied with the validity of such representations.
ARTICLE V
COVENANTS OF THE SELLER
     5.1 Affirmative Covenants. From the date hereof through the Closing Date, the Seller will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are honored and that the conditions to the obligations of the Seller set forth in this Agreement are not incapable of satisfaction.
     5.6 Cooperation. The Seller shall cooperate with the Purchaser and its counsel, accountants and agents in every way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by Counsel to the Purchaser.
     5.7 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Seller in connection with this Agreement and the Transaction contemplated hereby shall be the responsibility of and be paid by the Seller, except as otherwise provided herein.
     5.8 Publicity. Prior to the Closing any written news releases or other public disclosure by the Seller pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of releases and as to reporting, and/or other disclosure required under applicable SEC, NASDAQ and/or other applicable governmental and/or other regulatory compliance mandates by the Seller if prior review and approval would prevent the timely and accurate dissemination of such release as required to comply, in the judgment of Seller’s counsel, with any applicable law, rule or policy and as to reporting, and/or other disclosure required under applicable SEC, NASDAQ and/or other applicable governmental and/or other regulatory compliance mandates.
ARTICLE VI
CONDITIONS TO CLOSING
     6.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Purchaser shall waive such fulfillment:
     1. This Agreement and the Transaction contemplated hereby shall have received all approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties as applicable and required to consummate the Transaction.
     2. There shall not be in effect a preliminary or permanent injunction or other order by any federal or State court which prohibits the consummation of the Transaction.
     3. The Seller shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.
     4. The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing Date as if made as of such time.
     6.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment:
     1. This Agreement and the Transaction shall have received all applicable approvals, consents, authorization and/or waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, lessors and the shareholders of the Purchaser, if and as applicable) required by law to consummate the Transaction.
     2. There shall not be in effect a preliminary or permanent injunction or other order by any federal or State authority which prohibits the consummation of the Transaction.
     3. The Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing.
     4. The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing Date as if made as of such time.
     5. Purchaser shall be current in all applicable regulatory reporting.
     6. Seller and its counsel will have received (a) the Certificate and (b) copies of a certificate of the Secretary or an authorized officer of the Purchaser dated as of the date of this Agreement and certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance by the Purchaser of this Transaction and the issuance, payment and delivery of the Consideration Shares by the Purchaser to the Seller.
     7. Seller will have received an opinion of counsel from counsel for the Purchaser reasonably satisfactory to the Seller and the Seller’s counsel.
ARTICLE VII
AMENDMENT, WAIVER
     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties, and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such party, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law and (b) are not conditional or contingent on any attempt by such party to exercise any of its rights or remedies under any other related document or against the other party or any other entity.
ARTICLE VIII
CONFIDENTIALITY
     The existence of this Agreement and all confidential information furnished by one party to the other related thereto will be kept in confidence. This confidentiality requirement does not relate to information that (i) was known to a party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; (iii) is provided by one party for disclosure concerning such party in a proxy statement, information statement or registration statement; (iv) otherwise becomes lawfully available to a party on a non-confidential basis from a person not under an obligation of confidence to the other party or (v) is disclosed if required to do so by any law, court, regulation, subpoena or other legal process (including any public filings required to be made to the SEC) or if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other entity.
ARTICLE IX
GENERAL PROVISIONS
     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), or is sent by telefax to the parties at the address as stated at the outset hereof (or at such other address for a party as shall be specified by like notice given at least five (5) days prior thereto).
     9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Survival of Representations, Warranties, Et Cetera. The representations, warranties, covenants, and agreements of the parties contained herein shall survive the Closing.
     9.4 Miscellaneous. This Agreement (1) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement, or is executed by the parties after the date hereof; (2) is not intended to confer upon any other person any rights or remedies hereunder; (3) shall not be assigned by operation of law or otherwise except as specifically authorized herein; and (4) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without regard to the principles of conflict of laws thereof and all parties submit themselves to the jurisdiction of the courts in the State of New York if such courts are called upon to decide any issue relating to this Agreement and Counsel for the respective parties are authorized to accept service of process to such parties in such court proceedings. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.
     9.5 Further Assurances. The parties hereto agree to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as any party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.
MILFAM I L.P., as the Seller

By:	Milfam LLC
Its:	General Partner

By:	/s/ Lloyd I. Miller, III

	Name:	Lloyd I. Miller, III
	Title:	Manager
SYNERGY BRANDS INC., as the Purchaser

By:	/s/ Mair Faibish

	Name:	Mair Faibish
	Title:	CEO